                                                                     EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT

                           dated as of August 23, 2000

                                 by and between

                            METACREATIONS CORPORATION



                                       and



                     COMPUTER ASSOCIATES INTERNATIONAL, INC.

                               with respect to all

                          outstanding capital stock of

                             VIEWPOINT DIGITAL, INC.
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                                            TABLE OF CONTENTS

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ARTICLE I  SALE OF SHARES AND CLOSING............................................................................1
         1.01     Purchase and Sale..............................................................................1
         1.02     Purchase Price.................................................................................1
         1.03     Closing........................................................................................1
         1.04     Further Assurances; Post-Closing Cooperation...................................................2

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................3
         2.01     Organization of Seller.........................................................................3
         2.02     Authority......................................................................................3
         2.03     Organization of the Company....................................................................3
         2.04     Capital Stock..................................................................................3
         2.05     Subsidiaries...................................................................................4
         2.06     No Conflicts...................................................................................4
         2.07     Governmental Approvals and Filings.............................................................5
         2.08     Books and Records..............................................................................5
         2.09     Financial Statements...........................................................................5
         2.10     Absence of Changes.............................................................................5
         2.11     No Undisclosed Liabilities.....................................................................7
         2.12     Taxes..........................................................................................7
         2.13     Legal Proceedings..............................................................................8
         2.14     Compliance With Laws and Orders................................................................8
         2.15     Seller Plans; ERISA............................................................................9
         2.16     Real Property..................................................................................9
         2.17     Tangible Personal Property; Investment Assets.................................................10
         2.18     Intellectual Property Rights..................................................................10
         2.19     Contracts.....................................................................................10
         2.20     Licenses......................................................................................12
         2.21     Insurance.....................................................................................12
         2.22     Affiliate Transactions........................................................................12
         2.23     Employees; Labor Relations....................................................................13
         2.24     Substantial Customers and Suppliers...........................................................13
         2.25     Bank and Brokerage Accounts; Investment Assets................................................13
         2.26     No Powers of Attorney.........................................................................14
         2.27     Accounts Receivable...........................................................................14
         2.28     Nature of Purchase; Accredited Investor.......................................................14
         2.29     Brokers.......................................................................................14

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PURCHASER........................................................15
         3.01     Organization..................................................................................15
         3.02     Authority.....................................................................................15
         3.03     No Conflicts..................................................................................15
         3.04     Governmental Approvals and Filings............................................................15

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         3.05     Legal Proceedings.............................................................................16
         3.06     Purchase for Investment.......................................................................16
         3.07     SEC Reports and Financial Statements; No Adverse Change.......................................16
         3.08     Capital Stock.................................................................................16
         3.09     Brokers.......................................................................................16

ARTICLE IV  COVENANTS OF SELLER.................................................................................17
         4.01     Regulatory and Other Approvals................................................................17
         4.02     HSR Filings...................................................................................17
         4.03     Investigation by Purchaser....................................................................17
         4.04     No Solicitations..............................................................................18
         4.05     Conduct of Business...........................................................................18
         4.06     Governmental and Regulatory Filings...........................................................19
         4.07     Employee Matters..............................................................................19
         4.08     Certain Restrictions..........................................................................20
         4.09     Affiliate Transactions........................................................................21
         4.10     Books and Records.............................................................................21
         4.11     Noncompetition................................................................................21
         4.12     Company Assets................................................................................22
         4.13     Notice and Cure...............................................................................22
         4.14     Fulfillment of Conditions.....................................................................22

ARTICLE V  COVENANTS OF PURCHASER...............................................................................23
         5.01     Regulatory and Other Approvals................................................................23
         5.02     HSR Filings...................................................................................23
         5.03     Notice and Cure...............................................................................23
         5.04     Fulfillment of Conditions.....................................................................24

ARTICLE VI  CONDITIONS TO OBLIGATIONS OF PURCHASER..............................................................24
         6.01     Representations and Warranties................................................................24
         6.02     Performance...................................................................................24
         6.03     Officers' Certificates........................................................................24
         6.04     Orders and Laws...............................................................................24
         6.05     Regulatory Consents and Approvals.............................................................25
         6.06     Third Party Consents..........................................................................25
         6.07     License Agreement.............................................................................25
         6.08     Reseller Agreement............................................................................25
         6.09     Resignations of Directors and Officers........................................................25
         6.10     Proceedings...................................................................................25

ARTICLE VII  CONDITIONS TO OBLIGATIONS OF SELLER................................................................26
         7.01     Representations and Warranties................................................................26
         7.02     Performance...................................................................................26
         7.03     Officers' Certificates........................................................................26
         7.04     Orders and Laws...............................................................................26
         7.05     Regulatory Consents and Approvals.............................................................26
         7.06     Third Party Consents..........................................................................26
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                                       ii
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         7.07     Proceedings...................................................................................26
         7.08     License Agreement.............................................................................27
         7.09     Reseller Agreement............................................................................27

ARTICLE VIII  TAX MATTERS AND POST-CLOSING TAXES................................................................27
         8.01     Transfer Taxes................................................................................27
         8.02     Additional Tax Covenants......................................................................27
         8.03     Tax Returns...................................................................................28

ARTICLE IX  OTHER AGREEMENTS....................................................................................29
         9.01     Leases........................................................................................29
         9.02     Company Employees; Seller Plans, Benefits.....................................................29
         9.03     Financial Statements..........................................................................30

ARTICLE X  SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS....................................30
         10.01    Survival of Representations, Warranties, Covenants and Agreements.............................30

ARTICLE XI  INDEMNIFICATION.....................................................................................31
         11.01    Tax Indemnification...........................................................................31
         11.02    Other Indemnification.........................................................................32

ARTICLE XII  TERMINATION........................................................................................33
         12.01    Termination...................................................................................33
         12.02    Effect of Termination.........................................................................34

ARTICLE XIII  DEFINITIONS.......................................................................................34
         13.01    Definitions...................................................................................34

ARTICLE XIV  MISCELLANEOUS......................................................................................40
         14.01    Notices.......................................................................................40
         14.02    Entire Agreement..............................................................................41
         14.03    Expenses......................................................................................41
         14.04    Public Announcements..........................................................................41
         14.05    Confidentiality...............................................................................41
         14.06    Waiver........................................................................................42
         14.07    Amendment.....................................................................................42
         14.08    No Third Party Beneficiary....................................................................42
         14.09    No Assignment; Binding Effect.................................................................42
         14.10    Headings......................................................................................42
         14.11    Invalid Provisions............................................................................42
         14.12    Governing Law.................................................................................43
         14.13    Counterparts..................................................................................43

EXHIBITS

EXHIBIT A                  Note No. 1
EXHIBIT B                  Note No. 2
EXHIBIT C                  Officer's Certificate of Seller
EXHIBIT D                  Secretary's Certificate of Seller
EXHIBIT E                  Officer's Certificate of Purchaser
EXHIBIT F                  Secretary's Certificate of Purchaser

                  This STOCK PURCHASE AGREEMENT dated as of August 23, 2000 is made and entered into by and between MetaCreations Corporation, a Delaware corporation ("Purchaser"), and Computer Associates International, Inc., a Delaware corporation ("Seller"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 13.01.

                  WHEREAS, Seller owns one hundred (100) shares of common stock, par value $0.01 per share, of Viewpoint Digital, Inc., a Delaware corporation (the "Company"), constituting all issued and outstanding shares of capital stock of the Company (such shares being referred to herein as the "Shares"); and

                  WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Shares on the terms and subject to the conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                           SALE OF SHARES AND CLOSING

                  1.01 Purchase and Sale. Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of the right, title and interest of Seller in and to the Shares at the Closing on the terms and subject to the conditions set forth in this Agreement.

                  1.02 Purchase Price. The aggregate purchase price for the Shares is (i) 715,000 shares of common stock, par value $0.001 per share, of Purchaser (the "Purchaser Shares"), (ii) $10,000,000 payable in immediately available United States funds (the "Cash Payment"), (iii) a promissory note to be executed by Purchaser in favor of Seller in the aggregate principal amount of $15,000,000, substantially in the form of the note attached hereto as Exhibit A ("Note No. 1"), and (iv) a promissory note to be executed by Purchaser in favor of Seller in the aggregate principal amount of $15,000,000, substantially in the form of the note attached hereto as Exhibit B ("Note No. 2" and, together with the Purchaser Shares, the Cash Payment and Note No. 1, the "Purchase Price").

                  1.03 Closing. The Closing will take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005, or at such other place as Purchaser and Seller mutually agree, at 10:00 A.M. local time, on the Closing Date. At the Closing, Purchaser will pay the Purchase Price by (i) delivery to Seller of a certificate or certificates representing the Purchaser Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached, (ii) wire transfer of the Cash Payment in immediately available funds to such account as Seller may reasonably direct by written notice delivered to Purchaser by Seller at least two (2) Business Days before the Closing Date, and (iii) delivery to Seller of Note No. 1 and Note No. 2, each as duly executed by Purchaser. Simultaneously, Seller will assign and transfer to Purchaser all of Seller's right, title and interest in and to the Shares by delivering to Purchaser a certificate or certificates representing the Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached. At the Closing, there shall also be delivered to Seller and Purchaser the certificates and other Contracts, documents and instruments to be delivered under Articles VI and VII.

                  1.04 Further Assurances; Post-Closing Cooperation. (a) At any time or from time to time after the Closing, Seller shall execute and deliver to Purchaser such other documents and instruments, provide such materials and information and take such other actions as Purchaser may reasonably request more effectively to vest title to the Shares in Purchaser and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Company and the Subsidiaries and their Assets and Properties and Books and Records, and otherwise to cause Seller to fulfill its obligations under this Agreement and the Transaction Documents to which it is a party.

                  (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of the Company in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any party to this Agreement or any of the Transaction Documents or (v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending one (1) year after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

                  (c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of the Company not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by Seller in accordance with this paragraph shall be held confidential by Seller in accordance with Section 14.05.

                  (d) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.


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                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller hereby represents and warrants to Purchaser as follows:

                  2.01 Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Seller has full corporate power and authority to execute and deliver this Agreement and the Transaction Documents and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation to own, hold, sell and transfer (pursuant to this Agreement) the Shares.

                  2.02 Authority. The execution and delivery by Seller of this Agreement and the Transaction Documents, and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized by the Seller, no other corporate action on the part of Seller or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Seller and constitutes, and upon the execution and delivery by Seller of the Transaction Documents, such Transaction Documents will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms.

                  2.03 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. The Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section
2.03 of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by the Company and the Subsidiaries to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material expense by the Company or a Subsidiary, as the case may be, becoming qualified or admitted and in good standing. The name of each director and officer of the Company on the date hereof, and the position with the Company held by each, are listed in
Section 2.03 of the Disclosure Schedule. Seller has prior to the execution of this Agreement delivered to Purchaser true and complete copies of the certificate of incorporation and by-laws of the Company as in effect on the date hereof.

                  2.04 Capital Stock. The authorized capital stock of the Company consists solely of one thousand (1,000) shares of Common Stock, of which only the Shares have been issued. The Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. Seller owns the Shares, beneficially and of record, free and clear of all Liens. Except for this Agreement, there are no outstanding Options with respect to the Company. The delivery of a certificate or certificates at the Closing representing the Shares in the manner provided in Section 1.03 will transfer to Purchaser good and valid title to the Shares, free and clear of all Liens.

                  2.05 Subsidiaries. Section 2.05 of the Disclosure Schedule lists the name of each Subsidiary and all lines of business in which each Subsidiary is participating or engaged. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation identified in Section 2.05 of the Disclosure Schedule, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Each Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section
2.05 of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of such Subsidiary's Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by the Company and the Subsidiaries to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material expense by the Company or a Subsidiary, as the case may be, becoming qualified, licensed or admitted and in good standing. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, beneficially and of record, by the Company or Subsidiaries wholly owned by the Company free and clear of all Liens. There are no outstanding Options with respect to any Subsidiary. The name of each director and officer of each Subsidiary on the date hereof, and the position with such Subsidiary held by each, are listed in Section 2.05 of the Disclosure Schedule. Seller has prior to the execution of this Agreement delivered to Purchaser true and complete copies of the certificate or articles of incorporation and by-laws (or other comparable corporate charter documents) of each of the Subsidiaries as in effect on the date hereof.

                  2.06 No Conflicts. The execution and delivery by Seller of this Agreement do not, and the execution and delivery by Seller of the Transaction Documents, the performance by Seller of its obligations under this Agreement and such Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or certificate of incorporation or by-laws of Seller, the Company or any Subsidiary;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.07 of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Seller, the Company or any Subsidiary or any of their respective Assets and Properties, except for any violations or breaches which, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operation of the Company and its Subsidiaries taken as a whole ("Material Adverse Effect"); or

                  (c) except as disclosed in Section 2.06 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require Seller, the Company or any Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon Seller, the Company or any Subsidiary or any of their respective Assets and Properties under, any Contract or License to which Seller, the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound, except with respect to (i) through (vi) any action or consequence which, in the aggregate, would not cause a Material Adverse Effect.

                  2.07 Governmental Approvals and Filings. Except as disclosed in Section 2.07 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Seller, the Company or any Subsidiary is required in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

                  2.08 Books and Records. The minute books and other similar records of the Company and the Subsidiaries as made available to Purchaser prior to the execution of this Agreement contain a complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company and the Subsidiaries. The stock transfer ledgers and other similar records of the Company and the Subsidiaries as made available to Purchaser prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company and the Subsidiaries.

                  2.09 Financial Statements. Prior to the execution of this Agreement, Seller has delivered to Purchaser copies of the following:

                  (a) the unaudited summary balance sheets of the Company and its consolidated subsidiaries as of December 31, 1999 and 1998, and the related unaudited summary consolidated statements of operations for each of the fiscal years then ended; and

                  (b) the unaudited summary balance sheet of the Company and its consolidated subsidiaries as of June 30, 2000 and the related unaudited summary consolidated statements of operations for the portion of the fiscal year then ended.

All such financial statements fairly present the consolidated financial condition and results of operations of the Company and its consolidated subsidiaries as of the respective dates thereof and for the respective periods covered thereby.

                  2.10 Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since June 30, 2000 there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Business or Condition of the Company. Without limiting the foregoing, except as disclosed in Section 2.10 of the Disclosure Schedule, there has not occurred between June 30, 2000 and the date hereof:

                  (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company or any Subsidiary of any such capital stock of or any Option with respect to the Company;

                  (ii) any authorization, issuance, sale or other disposition by the Company or any Subsidiary of any shares of capital stock of or Option with respect to the Company or any Subsidiary, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of or Option with respect to the Company or any Subsidiary;

                  (iii) (x) any increase in the salary, wages or other compensation of any officer, employee or consultant of Seller whose employment primarily relates to the Company or any Subsidiary whose annual salary is, or after giving effect to such change would be, $75,000 or more; (y) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Seller Plan, employment-related Contract or other employee compensation arrangement relating to any present or former employee of Seller whose employment primarily relates or is primarily related to the Company or its Subsidiaries or (B) salary ranges, increase guidelines or similar provisions in respect of any Seller Plan, employment-related Contract or other employee compensation arrangement relating to any present or former employee of Seller whose employment primarily relates or is primarily related to the Company or its Subsidiaries; or (z) any adoption, entering into or becoming bound by any Seller Plan, employment-related Contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Seller Plan, employment-related Contract or collective bargaining agreement relating to any present or former employee of Seller whose employment primarily relates or is primarily related to the Company or its Subsidiaries, except to the extent required by applicable Law;

                  (iv) (A) incurrences by the Company or any Subsidiary of Indebtedness in an aggregate principal amount exceeding $250,000 (net of any amounts discharged during such period), or (B) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company or any Subsidiary under, any Indebtedness of or owing to the Company or any Subsidiary;

                  (v) any physical damage, destruction or other casualty loss affecting any of the property or equipment of the Company or any Subsidiary in an aggregate amount exceeding $250,000;

                  (vi) any material change in (x) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company or any Subsidiary, or (y) any method of calculating any bad debt, contingency or other reserve of the Company or any Subsidiary for accounting, financial reporting or Tax purposes, or any change in the fiscal year of the Company or any Subsidiary;

                  (vii) any write-off or write-down of or any determination to write off or write down any of the material Assets and Properties of the Company or any Subsidiary;

                  (viii) any acquisition or disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of the Company or any Subsidiary, other than in the ordinary course of business consistent with past practice;

                  (ix) any (x) amendment of the certificate of incorporation or by-laws of the Company or any Subsidiary, (y) recapitalization, reorganization, liquidation or dissolution of the Company or any Subsidiary or (z) merger or other business combination involving the Company or any Subsidiary and any other Person;

                  (x) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 2.19(a) or (B) any material License held by the Company or any Subsidiary;

                  (xi) capital expenditures or commitments for additions to property, plant or equipment of the Company and the Subsidiaries constituting capital assets in an aggregate amount exceeding $250,000;

                  (xii) any transaction by the Company or any Subsidiary with Seller, any officer, director or Affiliate (other than the Company or any Subsidiary) of Seller (A) outside the ordinary course of business consistent with past practice or (B) other than on an arm's-length basis; or

                  (xiii) any entering into of a Contract to do or engage in any of the foregoing after the date hereof.

                  2.11 No Undisclosed Liabilities. Except as reflected or reserved against in the June 30 Balance Sheet, there are no Liabilities against, relating to or affecting the Company or any Subsidiary or any of their respective Assets and Properties, other than Liabilities (i) incurred in the ordinary course of business consistent with past practice or (ii) which, individually or in the aggregate, are not material to the Business or Condition of the Company.

                  2.12 Taxes. Except as disclosed in Section 2.12 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

                  (a) The financial results of the Company and its Subsidiaries have been included in the financial results of Seller, which has filed (or there have been filed on their behalf) all material Tax Returns and reports required to be filed by or on behalf of each of them, or requests for extensions to file such returns or reports have been timely filed or granted and have not expired, and all such Tax Returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a material adverse effect on the Business or Condition of the Company. The Company and each of its Subsidiaries has paid (or there has paid on their behalf) all Taxes shown as due on such Tax Returns and reports. The balance sheet of the Company and its Subsidiaries as of June 30, 2000 reflects an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed for which the Company or any of its Subsidiaries could be held liable that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a material adverse effect on the Business or Condition of the Company. No requests for waivers of the time to assess any Taxes against the Company or any of its Subsidiaries have been granted or are pending.

                  (b) Neither the Company nor any of its Subsidiaries is a party to, is bound by, or has any obligation under, any agreement relating to the allocation or sharing of Taxes or has any liability for the Taxes of any person other than the Company or its Subsidiaries (or the affiliated group filing a consolidated federal income tax return that includes the Company and its Subsidiaries), as a transferee, or successor or otherwise (including, without limitation, any liability under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign law).

                  (c) Neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that under Code Section 280G will not be deductible.

                  (d) Neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group of corporations (within the meaning of Code
Section 1504(a)) filing consolidated Tax Returns.

                  2.13 Legal Proceedings. Except as disclosed in Section 2.13 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

                  (a) there are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened against, relating to or affecting Seller, the Company or any Subsidiary or any of their respective Assets and Properties which
(i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Transaction Documents to Purchaser, or (ii) if determined adversely to Seller, the Company or a Subsidiary, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company or any Subsidiary that would interfere in any material respect with its business or operations or (y) Losses by the Company or any Subsidiary, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $100,000; and

                  (b) there are no Orders outstanding against the Company or any Subsidiary.

                  2.14 Compliance With Laws and Orders. Except as disclosed in
Section 2.14 of the Disclosure Schedule, neither the Company nor any Subsidiary is or has at any time since October 20, 1998 been, or has received any notice that it is or has at any time since October 20, 1998 been, in violation of or in default under, in any material respect, any Law or Order (including, without limitation, any Environmental Law or Order) applicable to the Company or any Subsidiary or any of their respective Assets and Properties, and to the Knowledge of Seller no such violation or default has occurred since January 1, 1997.

                  2.15 Seller Plans; ERISA. (a) Section 2.15(a) of the Disclosure Schedule contains a list of each "employee benefit plan" (within the meaning of section 3(3) of ERISA, including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of Seller whose employment primarily relates or primarily related to the Company or its Subsidiaries, may have any present or future right to benefits or under which the Company or its Subsidiaries could have any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Seller Plans". None of the Seller Plans has ever been sponsored or maintained by the Company or its Subsidiaries and neither the Company nor its Subsidiaries could have any liabilities under or in respect of the Seller Plans.

                  (b) None of the Seller Plans is subject to Title IV of ERISA, and neither Seller nor any of its ERISA Affiliates (defined as any organization which is a member of a controlled group or organizations within the meaning of Code section 414(b), (c), (m) or (o) of which Seller is a member) has ever sponsored, maintained or contributed to any plan subject to Title IV of ERISA.

                  (c) Neither the Company nor any of its Subsidiaries sponsor, maintain or participate in any Seller Plan that could result in the payment to any present or former employee of Seller whose employment primarily relates or is primarily related to the Company or its Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of Seller whose employment primarily relates or primarily related to the Company or its Subsidiaries, as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

                  2.16 Real Property. (a) Neither the Company nor any of its Subsidiaries owns any real property.

                  (b) Section 2.16(b) of the Disclosure Schedule contains a true and correct list of each parcel of real property leased by the Company or any Subsidiary (as lessor or lessee) or by Seller for use by the Company. The Company or a Subsidiary has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties leased by it for the full term of the lease thereof. Each lease listed in Section 2.16(b) of the Disclosure
Schedule is a
legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or a Subsidiary and of each other Person that is a party thereto, and there is no, and neither the Company nor any Subsidiary has received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Neither the Company nor any Subsidiary owes any brokerage commissions with respect to any such leased space.

                  (c) Seller has delivered to Purchaser prior to the execution of this Agreement complete copies of all leases (including any amendments and renewal letters) listed in Section 2.16(c) of the Disclosure Schedule.

                  2.17 Tangible Personal Property; Investment Assets. (a) The Company or a Subsidiary is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in or reasonably necessary for the conduct of their business. All such tangible personal property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 2.17(a) of the Disclosure Schedule, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

                  (b) Section 2.17(b) of the Disclosure Schedule describes each Investment Asset owned by the Company or any Subsidiary on the date hereof. Except as disclosed in Section 2.17(b) of the Disclosure Schedule, all such Investment Assets are owned by the Company or a Subsidiary free and clear of all Liens other than Permitted Liens.

                  2.18 Intellectual Property Rights. (a) The Company and the Subsidiaries have interests in or use the Intellectual Property disclosed in
Section 2.18(a) of the Disclosure Schedule, each of which the Company or a Subsidiary either has all right, title and interest in or a valid and binding rights under Contract to use. No other Intellectual Property is necessary in the conduct of the business of the Company or any Subsidiary. Except as disclosed in
Section 2.18(a) of the Disclosure Schedule, no other rights in Intellectual Property used in the conduct of the business of the Company or any Subsidiary have been registered with or issued by any Governmental or Regulatory Authority. Except as disclosed in Section 2.18(a) of the Disclosure Schedule, (i) the Company or a Subsidiary has the exclusive right to use the Intellectual Property disclosed in Section 2.18(a) of the Disclosure Schedule, (ii) all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and all Taxes to maintain their validity or effectiveness have been paid (iii) there are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by the Company or any Subsidiary in respect of such Intellectual Property, (iv) the Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, (v) neither the Company nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use such Intellectual Property and (vi) to the Knowledge of Seller, no such Intellectual Property is being infringed by any other Person. Neither Seller, the Company nor any Subsidiary has received notice that the Company or any Subsidiary is infringing any Intellectual Property of any other Person, no claim is pending or, to the Knowledge of Seller, has been made to such effect that has not been resolved and, to the Knowledge of Seller, neither the Company nor any Subsidiary is infringing any Intellectual Property of any other Person.

                  (b) Except as disclosed in Section 2.18(b) of the Disclosure Schedule, the Company has no obligation under any agreement or other arrangement to compensate any person for the use of the Intellectual Property disclosed in
Section 2.18(a) of the Disclosure Schedule.

                  2.19 Contracts. (a) Section 2.19(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements which have been entered into since January 1, 1999 or under which services are still being provided or payments or other obligations are still outstanding (copies of which, together with all amendments and supplements thereto, have been delivered to Purchaser prior to the execution of this Agreement), to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound:

                  (i) (A) all Contracts (excluding Seller Plans) providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Seller Plans and any such Contracts referred to in clause (A)) involving an obligation of the Company or any Subsidiary to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any employee exceeding $100,000;

                  (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company or any Subsidiary to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with the Company or any Subsidiary;

                  (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person;

                  (iv) all Contracts relating to Indebtedness of the Company or any Subsidiary in excess of $100,000 or to preferred stock issued by the Company or any Subsidiary;

                  (v) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees;

                  (vi) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties, other than dispositions or acquisitions in the ordinary course of business consistent with past practice, and (B) any merger or other business combination;

                  (vii) all Contracts between or among the Company or any Subsidiary, on the one hand, and Seller, any officer, director or Affiliate (other than the Company or any Subsidiary) of Seller, on the other hand;

                  (viii) all collective bargaining or similar labor Contracts;

                  (ix) all Contracts that (A) limit or contain restrictions on the ability of the Company or any Subsidiary to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any merger or other business combination or (B) require the Company or any Subsidiary to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

                  (x) all other Contracts (other than Seller Plans, leases listed in Section 2.16(a) of the Disclosure Schedule and insurance policies listed in Section 2.21 of the Disclosure Schedule) that involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company or any Subsidiary of more than $500,000 annually.

                  (b) Each Contract required to be disclosed in Section 2.19(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 2.19(b) of the Disclosure Schedule neither the Company, any Subsidiary nor, to the Knowledge of Seller, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

                  2.20 Licenses. Section 2.20 of the Disclosure Schedule contains a list of all Licenses used in and material, individually or in the aggregate, to the business or operations of the Company or any Subsidiary. Prior to the execution of this Agreement, Seller has delivered to Purchaser copies of all such Licenses. Except as disclosed in Section 2.20 of the Disclosure
Schedule:

                  (i) the Company and each Subsidiary owns or validly holds all Licenses that are material, individually or in the aggregate, to its business or operations;

                  (ii) each License listed in Section 2.20 of the Disclosure
         Schedule is valid, binding and in full force and effect; and

                  (iii) neither the Company nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

                  2.21 Insurance. The Company does not maintain any liability, property, workers' compensation, directors' and officers' liability or other insurance policies.

                  2.22 Affiliate Transactions. Except as disclosed in Section 2.19(a)(vii) or Section 2.22(a) of the Disclosure Schedule, (i) there are no intercompany Liabilities between the Company or any Subsidiary, on the one hand, and Seller, any officer, director or Affiliate (other than the Company or any Subsidiary) of Seller, on the other, (ii) neither Seller nor any such officer, director or Affiliate provides or causes to be provided any assets, services or facilities to the Company or any Subsidiary, (iii) neither the Company nor any Subsidiary provides or causes to be provided any assets, services or facilities to Seller or any such officer, director or Affiliate and
(iv) neither the Company nor any Subsidiary beneficially owns, directly or indirectly, any Investment Assets issued by Seller or any such officer, director or Affiliate. Except as disclosed in Section 2.22(b) of the Disclosure Schedule, each of the Liabilities and transactions listed in Section 2.22(a) of the Disclosure Schedule was incurred or engaged in, as the case may be, on an arm's-length basis. Since June 30, 1999, all settlements of intercompany Liabilities between the Company or any Subsidiary, on the one hand, and Seller or any such officer, director or Affiliate, on the other, have been made, and all allocations of intercompany expenses have been applied, in the ordinary course of business consistent with past practice.

                  2.23 Employees; Labor Relations. (a) Section 2.23 of the Disclosure Schedule contains a list of the name of each employee of Seller whose employment primarily relates to the Company and the Subsidiaries at the date hereof, together with each such person's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such person in effect on such date. Seller has not received any information that would lead it to believe that a material number of such persons will or may cease to be employees, or will refuse offers of employment from Purchaser, because of the consummation of the transactions contemplated by this Agreement.

                  (b) Except as disclosed in Section 2.23 of the Disclosure Schedule, (i) no employee of Seller whose employment primarily relates to the Company or any Subsidiary is presently a member of a collective bargaining unit and, to the Knowledge of Seller, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of Seller whose employment primarily relates to the Company or any Subsidiary, and
(ii) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last three (3) years against the Company or any of the Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority. Since August 21, 1997 there has been no work stoppage, strike or other concerted action by employees of Seller whose employment primarily relates to the Company or any Subsidiary. During that period, the Company and the Subsidiaries have complied in all material respects with all applicable Laws relating to the employment of labor, including, without limitation those relating to wages, hours and collective bargaining.

                  2.24 Substantial Customers and Suppliers. Section 2.24(a) of the Disclosure Schedule lists the ten largest customers of the Company and its Subsidiaries, on the basis of revenues for goods sold or services provided for the most recently-completed fiscal year. Section 2.24(b) of the Disclosure Schedule lists the ten largest suppliers of the Company and the Subsidiaries, on the basis of cost of goods or services purchased for the most recently-completed fiscal year. Except as disclosed in Section 2.24(c) of the Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from, use of the services of, or sales or provision of services to the Company and the Subsidiaries since December 31, 1999, or to the Knowledge of Seller, has threatened to cease or materially reduce such purchases, use, sales or provision of services after the date hereof.

                  2.25 Bank and Brokerage Accounts; Investment Assets. Section
2.25 of the Disclosure Schedule sets forth (a) a list of the names and locations of all banks, securities brokers and other financial institutions at which the Company or any Subsidiary has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers or employees of the Company or any Subsidiary having signatory power with respect thereto; and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor.

                  2.26 No Powers of Attorney. Except as set forth in Section
2.26 of the Disclosure Schedule, neither the Company nor any Subsidiary has any powers of attorney or comparable delegations of authority outstanding.

                  2.27 Accounts Receivable. Except as set forth in Section 2.27 of the Disclosure Schedule, the accounts and notes receivable of the Company and the Subsidiaries reflected on the June 30 Balance Sheet, and all accounts and notes receivable arising subsequent to June 30, 2000, (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (v) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the June 30 Balance Sheet, and (vi) are not the subject of any Actions or Proceedings brought by or on behalf of the Company or any Subsidiary.

                  2.28 Nature of Purchase; Accredited Investor. (a) Seller is acquiring the Purchaser Shares issued pursuant to this Agreement for its account for investment, not as a nominee or agent, and not with a view to the resale or distribution of such shares or any part thereof, and Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. Seller acknowledges that the issuance of the Purchaser Shares pursuant to this Agreement will not be registered under the Securities Act or any state securities or blue sky law, on the grounds that the offering and sale of the Purchaser Shares contemplated by this Agreement are exempt from registration pursuant to exceptions available under such laws, and that Purchaser's reliance upon such exemptions is predicated upon Seller's representations set forth in this Agreement. Seller acknowledges and understands that such shares must be retained by Seller until they are subsequently registered under the Securities Act and/or applicable state securities or blue sky laws or an exemption from such registration is available, and that the certificates representing such shares will contain a legend to the foregoing effect.

                  (b) Seller is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

                  2.29 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Purchaser without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against Purchaser, the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser hereby represents and warrants to Seller as follows:

                  3.01 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has full corporate power and authority to execute and deliver this Agreement and the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

                  3.02 Authority. The execution and delivery by Purchaser of this Agreement and the Transaction Documents, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Purchaser, no other corporate action on the part of Purchaser or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Transaction Documents, such Transaction Documents will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

                  3.03 No Conflicts. The execution and delivery by Purchaser of this Agreement do not, and the execution and delivery by Purchaser of the Transaction Documents, the performance by Purchaser of its obligations under this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws (or other comparable corporate charter document) of Purchaser;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 3.04 hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties; or

                  (c) except as disclosed in Schedule 3.03 hereto, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its Assets or Properties under, any Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

                  3.04 Governmental Approvals and Filings. Except as disclosed in Schedule 3.04 hereto, no consent, approval or action of, filing with or notice to any

Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

                  3.05 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents.

                  3.06 Purchase for Investment. The Shares will be acquired by Purchaser for its own account for the purpose of investment, it being understood that the right to dispose of such Shares shall be entirely within the discretion of Purchaser. Purchaser will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause Seller to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws.

                  3.07 SEC Reports and Financial Statements; No Adverse Change. Purchaser delivered to Seller prior to the execution of this Agreement a copy of its Annual Report on Form 10-K for the period ended December 31, 1999, Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999, 1999 definitive proxy statement (together with all amendments thereof and supplements thereto) filed by Purchaser or any of its subsidiaries with the Securities and Exchange Commission (the "SEC") (as such documents have since the time of their filing been amended or supplemented, the "Purchaser SEC Reports"). As of their respective dates, the Purchaser SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Purchaser SEC Reports (the "Purchaser Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments) the consolidated financial position of Purchaser and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

                  3.08 Capital Stock. The Purchaser Shares issuable in connection with this Agreement constitute voting stock, have been duly authorized by Purchaser and reserved for issuance pursuant to this Agreement and, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable.

                  3.09 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Seller without the inter-vention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Seller, the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.


                                   ARTICLE IV

                               COVENANTS OF SELLER

                  Seller covenants and agrees with Purchaser that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein or, if no period is specified therein, indefinitely, Seller will comply with all covenants and provisions of this
Article IV, except to the extent Purchaser may otherwise consent in writing.

                  4.01 Regulatory and Other Approvals. Seller will, and will cause the Company and the Subsidiaries to, as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Seller, the Company or any Subsidiary to consummate the transactions contemplated hereby and by the Transaction Documents, including without limitation those described in Sections 2.06 and 2.07 of the Disclosure Schedule, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Purchaser in connection with the performance of its obligations under Sections 5.01 and 5.02. Seller will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause
(a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Transaction Documents.

                  4.02 HSR Filings. In addition to and not in limitation of Seller's covenants contained in Section 4.01, Seller will (a) take promptly all actions necessary to make the filings required of Seller or its Affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by Seller or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with Purchaser in connection with Purchaser's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

                  4.03 Investigation by Purchaser. Seller will, and will cause the Company and the Subsidiaries to, (a) provide Purchaser and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Representatives") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and the Subsidiaries and their Assets and Properties and Books and Records, and (b) furnish Purchaser and such other Persons with all such information and data (including without limitation copies of Contracts, Seller Plans and other Books and Records) concerning the business and operations of the Company and the Subsidiaries as Purchaser or any of such other Persons reasonably may request in connection with such investigation.

                  4.04 No Solicitations. Seller will not take, nor will it permit the Company, the Subsidiaries or any Affiliate of Seller (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Seller, the Company, the Subsidiaries or any such Affiliate) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Company or any Subsidiary or permitting access to the Assets and Properties and Books and Records of the Company or any Subsidiary) any offer or inquiry from any Person concerning an Acquisition Proposal. If Seller, the Company, any Subsidiary or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person any offer, inquiry or informational request referred to above, Seller will promptly advise such Person, by written notice, of the terms of this
Section 4.04 and will promptly, orally and in writing, advise Purchaser of such offer, inquiry or request and deliver a copy of such notice to Purchaser.

                  4.05 Conduct of Business. Seller will cause the Company and the Subsidiaries to conduct business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, Seller will:

                  (a) cause the Company and the Subsidiaries to use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the Company and the Subsidiaries, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present employees of Seller whose employment primarily relates to the Company and the Subsidiaries, (iii) maintain the Assets and Properties of the Company and the Subsidiaries in good working order and condition, ordinary wear and tear excepted and (iv) maintain the good will of customers, suppliers, lenders and other Persons to whom the Company or any Subsidiary sells goods or provides services or with whom the Company or any Subsidiary otherwise has significant business relationships;

                  (b) except to the extent required by applicable Law, (i) cause the Books and Records to be maintained in the usual, regular and ordinary manner, (ii) not permit any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company or any Subsidiary, or (B) any method of calculating any bad debt, contingency or other reserve of the Company or any Subsidiary for accounting, financial reporting or Tax purposes and (iii) not permit any change in the fiscal year of the Company or any Subsidiary;

                  (c) (i) use, and will cause the Company and the Subsidiaries to use, commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in Section 2.21 of the Disclosure Schedule,
(ii) to the extent requested by Purchaser prior to the Closing Date, use all commercially reasonable efforts to cause such insurance coverage held by any Person (other than the Company or any Subsidiary) for the benefit of the Company or any Subsidiary to continue to be provided at the expense of the Company and the Subsidiaries for at least sixty (60) days after the Closing on substantially the same terms and conditions as provided on the date of this Agreement and (iii) cause any and all benefits under such Contracts paid or payable (whether before or after the date of this Agreement) with respect to the business, operations, employees or Assets and Properties of the Company and the Subsidiaries to be paid to the Company and the Subsidiaries; and

                  (d) cause the Company and the Subsidiaries to comply, in all material respects, with all Laws and Orders applicable to the business and operations of the Company and the Subsidiaries, and promptly following receipt thereof to give Purchaser copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

                  4.06 Governmental and Regulatory Filings. As promptly as practicable, Seller will deliver copies of all License applications and other filings made by the Company or any Subsidiary after the date hereof and before the Closing Date with any Governmental or Regulatory Authority (other than routine, recurring filings made in the ordinary course of business consistent with past practice).

                  4.07 Employee Matters. Except as may be required by Law, Seller will refrain, and will cause the Company and the Subsidiaries to refrain, from directly or indirectly:

                  (a) making any representation or promise, oral or written, to any officer, employee of Seller whose employment primarily relates to the Company or any Subsidiary concerning any Seller Plan, except for statements as to the rights or accrued benefits of any officer, employee or consultant under the terms of any Seller Plan;

                  (b) making any increase in the salary, wages or other compensation of any employee of Seller whose employment primarily relates to the Company or any Subsidiary whose annual salary is or, after giving effect to such change, would be $50,000 or more;

                  (c) adopting, entering into or becoming bound by any Seller Plan, employment-related Contract or collective bargaining agreement, or amending, modifying or terminating (partially or completely) any Seller Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law; or

                  (d) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Seller Plan, employment-related Contract or other employee compensation arrangement or (ii) salary ranges, increase guidelines or similar provisions in respect of any Seller Plan, employment-related Contract or other employee compensation arrangement.

                  Seller will cause the Company and the Subsidiaries to administer each Seller Plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws. Seller will promptly notify Purchaser in writing of each receipt by Seller, the Company or any Subsidiary (and furnish

Purchaser with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, PBGC or other Person involving any Seller Plan.

                  4.08 Certain Restrictions. Seller will cause the Company and the Subsidiaries to refrain from:

                  (a) amending their certificates of incorporation or by-laws or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of any such corporation;

                  (b) authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to the Company or any Subsidiary, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to the Company or any Subsidiary;

                  (c) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of the Company or any Subsidiary not wholly owned by the Company, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to the Company or any Subsidiary not wholly owned by the Company;

                  (d) acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets and Properties, other than in the ordinary course of business consistent with past practice;

                  (e) (i) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to (A) any Contract that would, if in existence on the date of this Agreement, be required to be disclosed in the Disclosure Schedule pursuant to
Section 2.19(a) or (B) any material License or (ii) granting any irrevocable powers of attorney;

                  (f) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any License held or used by the Company or any Subsidiary or any Contract to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound;

                  (g) (i) incurring Indebtedness in an aggregate principal amount exceeding $100,000 (net of any amounts of Indebtedness discharged during such period), or (ii) voluntarily purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of the Company or any Subsidiary under, any Indebtedness of or owing to the Company or any Subsidiary;

                  (h) engaging with any Person in any merger or other business combination;

                  (i) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding $100,000;

                  (j) making any change in the lines of business in which they participate or are engaged;

                  (k) writing off or writing down any of their Assets and Properties outside the ordinary course of business consistent with past practice; or

                  (l) entering into any Contract to do or engage in any of the foregoing.

                  4.09 Affiliate Transactions. Except as set forth in Section
4.09 of the Disclosure Schedule, immediately prior to the Closing, all Indebtedness and other amounts owing under Contracts between Seller, any officer, director or Affiliate (other than the Company or any Subsidiary) of Seller, on the one hand, and the Company or any of the Subsidiaries, on the other, will be paid in full, and Seller will terminate and will cause any such officer, director or Affiliate to terminate each Contract with the Company or any Subsidiary. Prior to the Closing, neither the Company nor any Subsidiary will enter into any Contract or amend or modify any existing Contract, and will not engage in any transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis (other than pursuant to Contracts disclosed pursuant to Section 2.19(a)(vii) of the Disclosure Schedule), with Seller or any such officer, director or Affiliate.

                  4.10 Books and Records. On the Closing Date, Seller will deliver or make available to Purchaser at the offices of the Company and the Subsidiaries all of the Books and Records, and if at any time after the Closing Seller discovers in its possession or under its control any other Books and Records, it will forthwith deliver such Books and Records to Purchaser.

                  4.11 Noncompetition. (a) Seller will, for a period of eighteen
(18) months from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future
Affiliates:

                  (i) employing, engaging or seeking to employ or engage any Person who within the prior twelve (12) months had been an officer of the Company or Subsidiary or employee of Seller whose employment primarily relates to the Company or a Subsidiary, unless such officer or employee (A) resigns voluntarily (without any solicitation from Seller or any of its Affiliates) or (B) is terminated by the Company or any Subsidiary after the Closing Date;

                  (ii) causing or attempting to cause (A) any client, customer or supplier of the Company or any Subsidiary to terminate or materially reduce its business with the Company and the Subsidiaries or (B) any officer of the Company or a Subsidiary or employee or consultant of Seller whose employment primarily relates to the Company or any Subsidiary to resign or sever a relationship with the Company or a Subsidiary; or

                  (iii) disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information relating to the Company or any of the Subsidiaries or any of their respective clients, customers or suppliers.

                  (b) The parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

                  (c) The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and Seller hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

                  4.12 Company Assets. Prior to the Closing Date, Seller shall transfer to Purchaser all assets of Seller used primarily in connection with the business of the Company including, but not limited to, domain names of the Company (the "Company Assets"). Section 4.12 of the Disclosure Schedule contains a true and correct list of all of the Company Assets.

                  4.13 Notice and Cure. Seller will notify Purchaser in writing (where appropriate, through updates to the Disclosure Schedule) of, and contemporaneously will provide Purchaser with copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes Known to Seller, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Seller under this Agreement to be breached or that renders or will render untrue any representation or warranty of Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Purchaser's right to seek indemnity under Article XI.

                  4.14 Fulfillment of Conditions. Seller will execute and deliver at the Closing each Transaction Document that Seller is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of Purchaser contained in this Agreement and will not, and will not permit the Company or any Subsidiary to, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                    ARTICLE V

                             COVENANTS OF PURCHASER

                  Purchaser covenants and agrees with Seller that, at all times from and after the date hereof until the Closing, Purchaser will comply with all covenants and provisions of this Article V, except to the extent Seller may otherwise consent in writing.

                  5.01 Regulatory and Other Approvals. Purchaser will as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Transaction Documents, including without limitation those described in Schedules 3.03 and 3.04 hereto, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Seller or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Seller, the Company and the Subsidiaries in connection with the performance of their obligations under Sections 4.01 and 4.02. Purchaser will provide prompt notification to Seller when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Seller of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Transaction Documents.

                  5.02 HSR Filings. In addition to and without limiting Purchaser's covenants contained in Section 5.01, Purchaser will (i) take promptly all actions necessary to make the filings required of Purchaser or its Affiliates under the HSR Act, (ii) comply at the earliest practicable date with any request for additional information received by Purchaser or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (iii) cooperate with Seller in connection with Seller's filing under the HSR Act and in connection with resolving any investigation or other regulatory inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

                  5.03 Notice and Cure. Purchaser will notify Seller in writing of, and contemporaneously will provide Seller with copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Purchaser, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Purchaser under this Agreement to be breached or that renders or will render untrue any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Seller's right to seek indemnity under Article XI.

                  5.04 Fulfillment of Conditions. Purchaser will execute and deliver at the Closing each Transaction Document that Purchaser is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of Seller contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.


                                   ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

                  The obligations of Purchaser hereunder to purchase the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

                  6.01 Representations and Warranties. Each of the representations and warranties made by Seller in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

                  6.02 Performance. Seller shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Seller at or before the Closing.
                  6.03 Officers' Certificates. Seller shall have delivered to Purchaser a certificate, dated the Closing Date and executed in the name and on behalf of Seller by the President or any Vice President of Seller, substantially in the form and to the effect of Exhibit C hereto, and a certificate, dated the Closing Date and executed by the Secretary of Seller, substantially in the form and to the effect of Exhibit D hereto.

                  6.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Transaction Documents to Purchaser, and there shall not be pending or threatened on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser, the Company, any Subsidiary or the transactions contemplated by this Agreement or any of the Transaction Documents of any such Law.

                  6.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and Seller to perform their obligations under this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Transaction Documents, including under the HSR Act, shall have occurred.

                  6.06 Third Party Consents. The consents (or in lieu thereof waivers) listed in Section 6.06 of the Disclosure Schedule, and all other consents (or in lieu thereof waivers) to the performance by Purchaser and Seller of their obligations under this Agreement and the Transaction Documents or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Purchaser, Seller, the Company or any Subsidiary is a party or by which any of their respective Assets and Properties are bound (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, except (other than in the case of the consents listed in Section 6.06 of the Disclosure Schedule) where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Purchaser or the Business or Condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement and the Transaction Documents to Purchaser.

                  6.07 License Agreement. Seller and Purchaser shall have entered into a license agreement, dated as of the Closing Date, governing the licensing of the Company's technology to Seller, in form and substance to be mutually agreed to in good faith by Seller and Purchaser (the "License Agreement").

                  6.08 Reseller Agreement. Seller and Purchaser shall have entered into a reseller agreement, dated as of the Closing Date, governing the resale by Seller of Purchaser's products, in form and substance to be mutually agreed to in good faith by Seller and Purchaser (the "Reseller Agreement").

                  6.09 Resignations of Directors and Officers. Such members of the boards of directors and such officers of the Company and the Subsidiaries as are designated in a written notice delivered at least two (2) Business Days prior to the Closing Date by Purchaser to Seller shall have tendered, effective at the Closing, their resignations as such directors and officers.

                  6.10 Proceedings. All proceedings to be taken on the part of Seller in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                   ARTICLE VII

                       CONDITIONS TO OBLIGATIONS OF SELLER

                  The obligations of Seller hereunder to sell the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

                  7.01 Representations and Warranties. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

                  7.02 Performance. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

                  7.03 Officers' Certificates. Purchaser shall have delivered to Seller a certificate, dated the Closing Date and executed in the name and on behalf of Purchaser by the President or any Vice President of Purchaser, substantially in the form and to the effect of Exhibit E hereto, and a certificate, dated the Closing Date and executed by the Secretary of Purchaser, substantially in the form and to the effect of Exhibit F hereto.

                  7.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents.

                  7.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Seller and Purchaser to perform their obligations under this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Transaction Documents, including under the HSR Act, shall have occurred.

                  7.06 Third Party Consents. All consents (or in lieu thereof waivers) to the performance by Seller of its obligations hereunder and to the consummation of the transactions contemplated hereby as are required under the Contracts listed in Section 7.06 of the Disclosure Schedule (a) shall have been obtained, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect.

                  7.07 Proceedings. All proceedings to be taken on the part of Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller, and Seller shall have received copies of all such documents and other evidences as Seller may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                  7.08 License Agreement. Seller and Purchaser shall have entered into the License Agreement.

                  7.09 Reseller Agreement. Seller and Purchaser shall have entered into the Reseller Agreement.


                                  ARTICLE VIII

                       TAX MATTERS AND POST-CLOSING TAXES

                  8.01 Transfer Taxes. All Transfer Taxes incurred in connection with the consummation of the transactions contemplated by this Agreement shall be borne by Purchaser. Seller shall, at its own expense, prepare and timely file, in accordance with all applicable laws and regulations, all necessary Tax Returns and other documentation with respect to all such Transfer Taxes. Purchaser shall reasonably cooperate with Seller in the preparation and filing of any such Tax Returns and other documentation.

                  8.02 Additional Tax Covenants. (a) (i) Any Tax Sharing Agreement to which the Company is a party shall be terminated as to the Company as of the Closing Date, and the Company shall have no further obligations thereunder.

                  (ii) All powers of attorney granted by the Company with respect to Taxes shall be revoked as of the Closing Date.

                  (iii) Seller agrees that between the date of this Agreement and the Closing, they will not cause or permit the Company to (x) make any change in the Company's Tax accounting methods, any new election with respect to Taxes or any modification or revocation of any existing election with respect to Taxes or (y) settle or otherwise dispose of any Tax audit, dispute, or other Tax proceeding, in each case without Purchaser's express written consent thereto.

                  (b) At or prior to the Closing, Seller shall deliver to Purchaser a certificate in the form required by Section 1445(b)(2) of the Code and the regulations promulgated thereunder to the effect that the Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

                  (c) (i) Subject to the provisions of this Section 8.02(c), Seller shall have the right, at its own expense, to control, manage and be responsible for any audit, contest, claim, proceeding or inquiry with respect to Taxes for any taxable year or period ending on or before the Closing Date and shall have the right to settle or contest in its discretion any such audit, contest, claim or proceeding; provided, however, that (x) no settlement or disposition of any such proceeding shall be made without Purchaser's written consent if the same could reasonably be expected to affect Purchaser's liability for Taxes in any taxable period or portion of a taxable period ending after the Closing Date; [(y) Purchaser and Seller shall jointly control any proceeding relating to a taxable period that begins before, and ends after, the Closing Date]; and (z) Purchaser shall have the right to attend and participate in (but not control) at is own expense, any proceeding (insofar as it relates to the Company) the control of which is allocated to Seller pursuant to this Section 8.02(c).

                  (ii) Except for the proceedings the control of which is determined pursuant to Section 8.02(c)(i), Purchaser shall, at its own expense, control, manage and solely be responsible for any audit, contest, claim, proceeding or inquiry with respect to Taxes for any taxable year or period ending after the Closing Date, and shall have the exclusive right to settle or contest any such audit, contest, claim, proceeding or inquiry without the consent of any other party.

                  8.03 Tax Returns. (a) Seller shall cause the Company, to the extent permitted by Law, to join, for any taxable year or period ending on or prior to the Closing Date, in (i) the consolidated federal income Tax Returns for the group of which Seller is the common parent company and (ii) any combined, consolidated or unitary state or local income Tax Returns of any member of the such group (other than the Company) with respect to which the Company is required to be included or has been included in accordance with most recent past practice. All Taxes with respect to such Tax Returns shall be paid by Seller.

                  (b) Seller shall timely prepare (or cause to be prepared) and shall timely file (or cause to be timely filed) all Tax Returns of the Company (other than those addressed in clause 8.03(a) above) for any taxable year or period ending on or before the Closing Date which are not required to be filed on or before the Closing Date. At least 30 days prior to the due date for filing such Tax Return, Seller shall provide Purchaser with a copy of such Tax Return for its review and consent, which shall not be unreasonably withheld. Seller shall, at least five days prior to the due date for making payments with respect to any such Tax Return, remit to Purchaser the amount of Taxes shown as due thereon.

                  (c) Purchaser shall prepare (or cause to be prepared) and file (or cause to be filed) all Tax Returns of the Company for any taxable year or period commencing prior to the Closing Date and ending subsequent to the Closing Date. Purchaser shall provide Seller with a copy of each Tax Return for its review and comment at least 30 days prior to the due date for filing such Tax Return. Seller shall, at least five days prior to the due date for filing such Tax Return, remit to Purchaser the amount allocated to it with respect to such period pursuant to Section 11.01(a).

                  (d) The Tax Returns referred to in Sections 8.03(a), (b) and
(c), shall, to the extent not otherwise required by Law, be prepared in a manner consistent with the Company's past practice (including any Tax elections and methods of accounting).

                                   ARTICLE IX

                                OTHER AGREEMENTS

                  9.01 Leases. (a) On the Closing Date, Seller will assign to Purchaser the leases with respect to the premises located at 10549 Jefferson Blvd., Culver City, CA 90231-3513 and 501 York Street, San Francisco, CA 94110 and enter into a sublease agreement with Purchaser with respect to the premises located at 11778 South Election Drive, Draper, UT 84020, in each case in form and substance to be mutually agreed upon in good faith by Seller and Purchaser as soon as practicable following the date hereof.

                  (b) Any cost incurred in connection with fulfilling the obligations under this Section 9.01 shall be borne equally by Seller and Purchaser, including any costs incurred in connection with the partition of the premises located at 11778 South Election Drive, Draper, UT 84020.

                  9.02 Company Employees; Seller Plans, Benefits. (a) Purchaser shall offer employment, commencing on the Closing Date, to all salaried and hourly employees employed by Seller whose employment primarily relates to the Company (all such employees being the "Offered Employees"). Section 9.02(a) of the Disclosure Schedule is a list of the employees employed by Seller whose employment primarily relates to the Company as of the date hereof. Those Offered Employees who commence employment as of the Closing Date shall be collectively referred to as the "Transferred Employees". For purposes of this section, any person on short-term disability, vacation or leave of absence with a definite date of return shall be considered offered employment as set forth in this section when they return to work; but any person on long-term disability, layoff or on a leave of absence with no prior agreement or understanding to return to employment at the end of such disability, layoff or leave shall not be considered offered employment.

                  (b) Seller shall retain responsibility for and continue to pay all medical, life insurance, disability and other welfare plan expenses and benefits for each Transferred Employee with respect to claims incurred by such Transferred Employees or their covered dependents prior to the Closing Date. Expenses and benefits with respect to claims incurred by Transferred Employees or their covered dependents on or after the Closing Date shall be the responsibility of Purchaser, subject to the terms of Purchaser's welfare plans. For purposes of this paragraph, a claim is deemed incurred when the services that are the subject of the claim are performed; in the case of life insurance, when the death occurs, in the case of long-term disability benefits, when the disability occurs and, in the case of a hospital stay, when the employee first enters the hospital.

                  (c) With respect to any welfare benefit plans (as defined in section 3(1) of ERISA) maintained by Purchaser for the benefit of Transferred Employees on and after the Closing Date, Purchaser shall (i) cause there to be waived any pre-existing condition limitations (to the extent such pre-existing conditions were satisfied or waived under the Company's welfare plans on the Closing Date) and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees with respect to similar plans maintained by the Company (and its affiliates) for their benefit immediately prior to the Closing Date.

                  (d) Seller shall assume, be responsible for, and indemnify Purchaser for, any and all obligations to provide continuation coverage under the Consolidated Omnibus Reconciliation Act of 1985 ("COBRA") for any Offered Employees which (i) arises on or prior to the Closing Date or (ii) arises, or may be deemed to exist or arise, as a result of, or in connection with, the sale of the Company hereunder.

                  (e) Purchaser shall provide each Transferred Employee with credit for purposes of eligibility and vesting (but not for purposes of benefit accrual) for all service with the Company and its affiliates under each employee benefit plan, program, or arrangement of Purchaser or its affiliates in which such employee is eligible to participate; provided, however, that in no event shall any employee be entitled to any credit to the extent that it would result in a duplication of benefits with respect to the same period of service; and provided further that each Transferred Employee will be permitted to carry over, and the Purchaser will cause the Company to continue to honor, any accrued but unused vacation days.

                  (f) Purchaser shall, following the Closing Date, permit the Transferred Employees to participate in employee benefit plans substantially comparable, in the aggregate, to those plans in which Purchaser's similarly situated employees generally participate.

                  9.03 Financial Statements. Not later than sixty (60) days following the Closing Date, Purchaser shall have received from Seller an audited balance sheet of the Company as of December 31, 1998 and 1999 and the related statements of operations and cash flow for the years ended December 31, 1998 and 1999, together with unaudited balance sheets of the Company and its consolidated Subsidiaries as of June 30, 2000 and the related statements of operations and cash flow for the period commencing January 1, 2000 and ending on June 30, 2000.


                                    ARTICLE X

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

                  10.01 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Purchaser (whether or not exercised) to investigate the affairs of the Company and the Subsidiaries or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Seller and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Seller and Purchaser contained in this Agreement will survive the Closing (a) indefinitely with respect to (i) the representations and warranties contained in Sections 2.02, 2.04, 2.05 (but only insofar as it relates to the capital stock of the Subsidiaries), 2.30, 3.02 and 3.08 and (ii) the covenants and agreements contained in Sections 1.04, 14.03 and 14.05; (b) until sixty (60) days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by Section 2.12 and Article VIII and (insofar as they relate to ERISA or the Code) Section 2.15 and Section 9.02; (c) until eighteen months after the Closing Date in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing or (d) with respect to each other covenant or agreement contained in this Agreement, until sixty (60) days following the last date on which such covenant or agreement is to be performed or, if no such date is specified, indefinitely; provided that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (b), (c) or (d) above will continue to survive if an Indemnity Notice shall have been timely given under Article XI on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in
Article XI; provided that if an Indemnity Notice shall have been given, the underlying representation, warranty, covenant or agreement will terminate nine months after the date that the Indemnity Notice is served unless a legal proceeding has been commenced in a court of competent jurisdiction, in which case the representation, warranty, covenant or agreement will survive until the claim is fully and finally resolved.


                                   ARTICLE XI

                                 INDEMNIFICATION

                  11.01 Tax Indemnification. (a) Seller shall be responsible for and indemnify and hold harmless the Purchaser Indemnified Parties from and against (i) all Taxes of the Company for any taxable year or period (or portion thereof) ending on or before the Closing Date, and (ii) all income Taxes arising under treasury regulation Section 1.1502-6 or any analogous state, local or foreign Tax provision. Seller's indemnification obligations pursuant to this
Section 11.01(a) shall, for the avoidance of doubt, cover any Losses borne by the Purchaser Indemnified Parties with respect to any such Taxes, including any interest and penalties with respect thereto, regardless of whether such additional amounts relate to a taxable period prior to or subsequent to the Closing Date.

                  (b) For purposes of this Section 11.01, whenever it is necessary to determine the liability for Taxes of the Company for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of such Taxes for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined (i) in the case of income Taxes, and any other Taxes not addressed in clause (ii) below, based upon an interim closing of the books of the Company as of the close of business on the Closing Date and (ii) in the case of real and personal property Taxes, based upon the relative number of days in the portion of the taxable period up to and including the Closing Date and the portion of the taxable period subsequent to the Closing Date.

                  11.02 Other Indemnification. (a) Subject to paragraph (c) of this Section and the other Sections of this Article XI, Seller shall indemnify the Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Seller contained in this Agreement.

                  (b) Subject to the other Sections of this Article XI, Purchaser shall indemnify the Seller Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement.

                  (c) No amounts of indemnity shall be payable in the case of a claim by a Purchaser Indemnified Party under Section 11.02(a) unless and until the Purchaser Indemnified Parties have suffered, incurred, sustained or become subject to Losses referred to in such Section in excess of $300,000 in the aggregate, in which event the Purchaser Indemnified Parties shall be entitled to claim indemnity for the full amount of such Losses.

                  (d) Seller's indemnity obligation under Section 11.02(a) shall be limited to (i) $30,000,000 with respect to any Losses suffered by the Purchaser Indemnified Parties as a result of a breach of Section 2.18 and (ii) $10,000,000 with respect to any Losses suffered by the Purchaser Indemnified Parties as a result of a breach of any other representations or warranties under
Article II. For purposes of clarification, in no event will Seller's indemnity obligation under Section 11.02(a) exceed $30,000,000 in the aggregate.

                  (e) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under this Section 11.02 is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or any of its Affiliates (a "Third Party Claim"), then such Indemnified Party shall give written notice to the latter of such Third Party Claim, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 11.02, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided that in order to assume the defense of such action the Indemnifying Party must first deliver to the Indemnified Party a notice of its election so to assume the defense thereof and expressly agree in such notice that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge any Liability or Loss resulting from such Third Party Claim, subject to the limitations set forth herein. After such notice is received by the Indemnified Party, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense of such Third Party Claim; provided that the Indemnified Party may participate in such defense at the Indemnified Party's expense. The Indemnifying Party will not be obligated to pay the fees and expenses of more than one counsel for the

Indemnified Parties with respect to any claim. The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

                  (f) In the event of any claim or demand, including Third Party Claims, in respect of which an Indemnified Party might seek indemnity under this
Section 11.02, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. The Indemnifying Party will notify the Indemnified Party within the thirty (30) day period following its receipt of such Indemnity Notice (the "Dispute Period") as to whether the Indemnifying Party disputes its liability to the Indemnified Party hereunder. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice, the Loss specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under this Section 11.02 and the Indemnifying Party shall pay the amount of such Loss, when it has been finally determined, to the Indemnified Party on demand. If the Indemnifying Party disputes its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within sixty (60) days the parties may pursue their legal remedies.


                                   ARTICLE XII

                                   TERMINATION

                  12.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

                  (a) at any time before the Closing, by mutual written agreement of Seller and Purchaser;

                  (b) at any time before the Closing, by Seller or Purchaser, in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five (5) Business Days following notification thereof by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; or

                  (c) at any time after October 30, 2000 by Seller or Purchaser upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

                  12.02 Effect of Termination. If this Agreement is validly terminated pursuant to Section 12.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Seller or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in Section
14.03 and confidentiality in Section 14.05 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 12.01(b), (c) or (d), Seller will remain liable to Purchaser for any breach of this Agreement by Seller existing at the time of such termination, and Purchaser will remain liable to Seller for any breach of this Agreement by Purchaser existing at the time of such termination, and Seller or Purchaser may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.


                                  ARTICLE XIII

                                   DEFINITIONS

                  13.01 Definitions. (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

                  "Acquisition Proposal" means any proposal for a merger or other business combination to which the Company or any Subsidiary is a party or the direct or indirect acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary, other than the transactions contemplated by this Agreement.

                  "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

                  "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

                  "Agreement" means this Stock Purchase Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with Sections 6.03 and 7.03, as the same shall be amended from time to time.

                  "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                  "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

                  "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of the Company and the Subsidiaries taken as a whole.

                  "Cash Payment" has the meaning ascribed to it in Section 1.02.

                  "Closing" means the closing of the transactions contemplated by Section 1.03.

                  "Closing Date" means (a) the third Business Day after the day on which the last of the consents, approvals, actions, filings, notices or waiting periods described in or related to the filings described in Sections
6.04 through 6.06 and Sections 7.04 through 7.06 has been obtained, made or given or has expired, as applicable, or (b) such other date as Purchaser and Seller mutually agree upon in writing.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Common Stock" means the common stock, par value $0.01 per share, of the Company.

                  "Company" has the meaning ascribed to it in the forepart of this Agreement.

                  "Company Assets" has the meaning ascribed to it in Section
4.12.

                  "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

                  "Controlled Group" has the meaning ascribed to it in Section 2.15(c).

                  "December 31 Balance Sheet" means the balance sheet of the Company and its consolidated subsidiaries as of December 31, 1999 referred to in
Section 2.09.

                  "Disclosure Schedule" means the record delivered to Purchaser by Seller herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller pursuant to this Agreement.

                  "Dispute Period" has the meaning ascribed to it in Section 11.02(e).

                  "Environmental Law or Order" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

                  "Indemnified Party" means any Person claiming indemnification under any provision of Article XI.

                  "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article XI.

                  "Indemnity Notice" means written notification pursuant to
Section 11.02(e) of a claim for indemnity under Article XI by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

                  "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

                  "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company or any Subsidiary and issued by any Person other than the Company or any Subsidiary (other than trade receivables generated in the ordinary course of business of the Company and the Subsidiaries).

                  "IRS" means the United States Internal Revenue Service.

                  "Knowledge of Seller" or "Known to Seller" means the knowledge of Kyle Winther, Thomas Bennett and Michael Lundberg.

                  "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

                  "License Agreement" has the meaning ascribed to it in Section 6.07.

                  "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

                  "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment).

                  "Note No. 1" has the meaning ascribed to it in Section 1.02.

                  "Note No. 2" has the meaning ascribed to it in Section 1.02.

                  "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or (ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

                  "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company or any Subsidiary.

                  "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Purchase Price" has the meaning ascribed to it in Section
1.02.

                  "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

                  "Purchaser Financial Statements" has the meaning ascribed to it in Section 3.07.

                  "Purchaser SEC Reports" has the meaning ascribed to it in
Section 3.07.

                  "Purchaser Shares" has the meaning ascribed to it in Section 1.02.

                  "Purchaser Indemnified Parties" means Purchaser.

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

                  "Representatives" has the meaning ascribed to it in Section 4.03.

                  "Reseller Agreement" has the meaning ascribed to it in Section 6.08.

                  "SEC" has the meaning ascribed to it in Section 3.07.

                  "Seller" has the meaning ascribed to it in the forepart of this Agreement.

                  "Seller Indemnified Parties" means Seller.

                  "Seller Plan" has the meaning ascribed to it in Section
2.15(a).

                  "Shares" has the meaning ascribed to it in the forepart of this Agreement.

                  "Subsidiary" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

                  "Tax Returns" means a report, return or other information (including any amendments) required to be supplied to a Governmental or Regulatory Authority with respect to Taxes.

                  "Tax Sharing Agreement" means any agreement or arrangement, whether or not written, providing for the sharing or allocation of liability for Taxes of the parties thereto.

                  "Taxes" shall include any and all federal, state, county, local, foreign or other taxes, charges, imposts, rates, fees, levies or other assessments imposed by any Governmental or Regulatory Authority, including, without limitation, all net income, alternative minimum, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance, withholding or other taxes, fees, assessments or other similar charges of any kind whatsoever, together with any interest and penalties (civil or criminal) on or additions to any such taxes.

                  "Third Party Claim" has the meaning ascribed to it in Section 11.02(d).

                  "Transaction Documents" means the License Agreement, the Reseller Agreement and any support or other agreements to be entered into in connection with the transaction.

                  "Transfer Taxes" means all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees arising out of or in connection with the transactions effected pursuant to this Agreement.

                  (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company or a Subsidiary. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                   ARTICLE XIV

                                  MISCELLANEOUS

                  14.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to Purchaser, to:

                  MetaCreations Corporation
                  498 Seventh Avenue
                  New York, New York 10018
                  Facsimile No.:  (212) 201-0899
                  Attn:  General Counsel

                  with a copy to:

                  Milbank, Tweed, Hadley & McCloy LLP
                  1 Chase Manhattan Plaza
                  New York, New York  10005
                  Facsimile No.:  (212) 530-5219
                  Attn:  Mark L. Weissler, Esq.

                  If to Seller, to:

                  Computer Associates International, Inc.
                  One Computer Associates Plaza
                  Islandia, New York  11749
                  Facsimile No.:  (631) 342-4866
                  Attn:  President

                  with a copy to:

                  Computer Associates International, Inc.
                  One Computer Associates Plaza
                  Islandia, New York  11749
                  Facsimile No.:  (631) 342-4866
                  Attn:  General Counsel

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

                  14.02 Entire Agreement. This Agreement and the Transaction Documents supersede all prior discussions and agreements between the parties with respect to the subject matter hereof.

                  14.03 Expenses. Except as otherwise expressly provided in this Agreement (including without limitation as provided in Section 12.02), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses, and Seller shall pay the costs and expenses of the Company and the Subsidiaries, incurred in connection with the negotiation, execution and closing of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby.

                  14.04 Public Announcements. At all times at or before the Closing, Seller and Purchaser will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom the Company and the Subsidiaries sell goods or provide services or with whom the Company and the Subsidiaries otherwise have significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Seller and Purchaser will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

                  14.05 Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Company and the

Subsidiaries furnished by Seller hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

                  14.06 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

                  14.07 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  14.08 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article XI.

                  14.09 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Article XI) to (i) a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

                  14.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  14.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                  14.12 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                  14.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.



                                   METACREATIONS CORPORATION



                                   By:  /s/ Robert E. Rice
                                        ----------------------------------------
                                        Name:   Robert E. Rice
                                        Title:  President and Chief Executive
                                                Officer


                                   COMPUTER ASSOCIATES INTERNATIONAL, INC.



                                   By:  /s/ Thomas Bennett
                                        ----------------------------------------
                                        Name:   Thomas Bennett
                                        Title:  Senior Vice President